UNITED STATES SECURITIES

AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CYTOCORE, INC.

(Name of Registrant as Specified in its Charter)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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CYTOCORE, INC.

414 N. Orleans St., Suite 510

Chicago, Illinois 60654

(312) 222-9550

Dear Stockholder:

This Information Statement is being furnished on or about [_______], 2013, by Cytocore, Inc., a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”), as of the close of business on June 14, 2013, pursuant to Rule 14c−2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is:

(i) to inform you that we have obtained the written consent of the holder of the majority of the issued and outstanding shares of our Common Stock to amend our certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of 1-for-10, while maintaining the current amount of shares of common stock and preferred stock that are presently authorized; and

(ii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

The holder of the majority of our issued and outstanding shares of common stock executed a written consent in favor of the foregoing action on [____], 2013. This consent satisfied the stockholder approval requirements under Delaware law and our certificate of incorporation and will allow us to take the proposed action as soon as practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Your consent to the aforementioned action is not required and is not being solicited. The accompanying Information Statement is being furnished to you for informational purposes only. Please read the accompanying Information Statement carefully.

/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer and
Chief Financial Officer

[_______], 2013

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_____________________________

CYTOCORE, INC.

414 N. ORLEANS STREET

SUITE 510

CHICAGO, ILLINOIS 60654

______________________________

INFORMATION STATEMENT

Dated [______], 2013

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being mailed on or about [________], 2013 to the stockholders of record of Cytocore, Inc. (the “Company,” “we” or “us”) at the close of business on June 14, 2013 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is required or requested on your part.

This Information Statement is being provided:

(i) to inform you of the approval of an amendment to our certificate of incorporation (as amended to date, “Certificate of Incorporation”) to implement a reverse stock split of our common stock, par value $.001 per share (“Common Stock”), at a ratio of 1-for-10, while maintaining the current amount of shares of common stock and preferred stock that are presently authorized; and

(ii) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

Section 228(a) of the Delaware General Corporation Law states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

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The amendment was approved on June 4, 2013, upon the execution of a written consent by the holders of the majority of the issued and outstanding shares of our Common Stock and Series E Convertible Preferred Stock (“Series E Stock”), voting together as a single class. Because the amendment has been approved by the holders of the requisite number of outstanding shares that are entitled to cast votes, no other stockholder approval of the amendment is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the actions described herein will be given to you.

We are currently authorized to issue 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $.001 par value per share (“Preferred Stock”). As of the close of business on the record date, there were [_______] shares of Common Stock, 47,250 shares of Series A Convertible Preferred Stock, 93,750 shares of Series B Convertible Preferred Stock, 38,333 shares of Series C Convertible Preferred Stock, 175,000 shares of Series D Convertible Preferred Stock, and 19,022 shares of Series E Stock issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series E Stock is entitled to one vote for each share of Common Stock into which such share is convertible on the Record Date, calculated to the nearest whole share. As of the Record Date, the Series E Stock outstanding was convertible into [___] shares of Common Stock. Other than the Series E Stock, no class of Preferred Stock is entitled to vote on the amendment to our certificate of incorporation. The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock and Series E Convertible Preferred Stock, voting together as a single class is necessary to approve the amendment to our Certificate of Incorporation. The requisite stockholder approval of the amendments was obtained on June 4, 2013.

The expenses of preparing and mailing this Information Statement and all documents that now accompany or may hereafter supplement it will be borne by us. We will reimburse brokers and other persons holding stock in their names or the names of nominees for their expenses incurred in forwarding this Information Statement to the beneficial owners of such shares.

Amendment to our CERTIFICATE of Incorporation to effect a reverse stock split of our common stock

On May 20, 2013, our board of directors executed a written consent authorizing the amendment to our Certificate of Incorporation. On June 4, 2013, the holders of the majority of the issued and outstanding shares of our Common Stock and Series E Convertible Preferred Stock, voting together as a single class, acted by written consent to approve the amendment. A copy of this amendment is attached to this Information Statement as Appendix A (subject to any changes required by applicable law) (the “Certificate of Amendment”).

General

The reverse stock split will be realized simultaneously for all outstanding Common Stock and the ratio will be the same for all outstanding Common Stock. The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will not reduce the number of authorized shares of Common Stock (which will remain at 500,000,000) and will not change the par value of the Common Stock (which will remain at $0.001 per share).

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Reasons for the Reverse Stock Split

The reason for the reverse stock split is to provide us with the ability to support our present capital needs and future anticipated growth. As discussed below under the caption "Effect on Authorized but Unissued Shares," the reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. The Board believes that we will need to raise additional capital in order to continue our operations through 2013 and beyond. As of June 14, 2013, [______] shares of Common Stock were authorized but unissued and available for issuance, which may not be sufficient to meet our capital needs. The availability of additional shares of Common Stock would also provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, mergers or other business combinations, asset acquisitions, stock dividends, stock splits and other corporate purposes. The Company currently has no agreements for any of the foregoing.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, a stockholder holding 10,000 shares of Common Stock before the reverse stock split would instead hold 1,000 shares of Common Stock immediately after the reverse stock split. Each stockholder's proportionate ownership of outstanding shares of Common Stock would remain the same, subject to adjustments in connection with rounding up fractional shares. All shares of Common Stock will remain validly issued, fully paid and non-assessable.

We do not intend to use the reverse stock split as a part of or a first step in a "going private" transaction within the meaning of Rule 13e-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). There is no plan or contemplated plan by the Company to take itself private at the date of this information statement.

Effect on Authorized but Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of Common Stock. The number of authorized shares of Common Stock will not be decreased and will remain at 500,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. As of the Record Date, there were [_____] shares of Common Stock issued and outstanding. After completion of the reverse stock split, there will be [_____] shares of Common Stock issued and outstanding.

We may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this information statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split.

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Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 500,000,000 shares after the reverse stock split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of the outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of Common Stock are not entitled to preemptive rights or other protections against dilution.

We did not propose this amendment to our Certificate of Incorporation in response to any effort known to us to accumulate Common Stock or to obtain control of us by means of a merger, tender offer or solicitation in opposition to management.

Effect on Fractional Stockholders

No fractional shares of Common Stock will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, we intend to round shares up to the next whole share.

Effect on Beneficial Stockholders

If you hold shares of Common Stock in "street name" through an intermediary, we will treat your Common Stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the reverse stock split for their customers holding Common Stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your intermediaries.

Registered "Book-Entry" Holders of Common Stock

If you hold shares of Common Stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.

Effect on Registered Stockholders Holding Certificates

As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of Common Stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock (the "Old Certificates") to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the "New Certificates"). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

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Effect on Outstanding Options and Warrants

Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire Common Stock will be adjusted to reflect the reverse stock split. With respect to all outstanding options and warrants to purchase Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Effect on Outstanding Shares of Preferred Stock

All outstanding shares of preferred stock entitling the holders thereof to convert such securities into shares of our Common Stock (including but not limited to our Series A, B, C, D and E Convertible Preferred Stock) will enable such holders to receive, upon conversion of such shares of preferred stock, one-tenth of the number of shares of our Common Stock that such holders would have been able to receive upon conversion of their shares of preferred stock immediately preceding the reverse stock split, at a conversion price equal to between ten times greater the price before the reverse stock split, resulting in approximately the same aggregate conversion price upon conversion thereof as in effect immediately preceding the reverse stock split.

Procedure for Effecting the Reverse Stock Split

If the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the "effective time"), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split.

Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

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Effective Date of the Amendment

The amendment to our Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of Delaware. Our board of directors intends to file the Certificate of Amendment to our Certificate of Incorporation as soon as practicable upon the passing of 20 calendar days from the date a definitive copy of this Information Statement is mailed to our stockholders. The full text of the proposed amendment is set forth in Appendix A to this Information Statement. The text of the amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of Delaware and as our board of directors deems necessary and advisable to effect the amendment.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

A stockholder generally will not recognize gain or loss on the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

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Accounting Matters

The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding.

Required Vote

The affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of our Common Stock and Series E Convertible Preferred Stock, voting together as a single class is necessary to approve the amendment to our Certificate of Incorporation. The requisite stockholder approval of the amendments was obtained on June 4, 2013.

Notice of Action by Written Consent

Pursuant to Rule 14c-2 of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, we are required to distribute an information statement to every stockholder from whom consent is not solicited at least 20 calendar days prior to the earliest date on which the proposed amendment to our Articles of Incorporation becomes effective. This Information Statement serves as the notice required by Rule 14c-2 of Regulation 14C.

Dissenters’ Rights

The stockholders have no right under the DGCL, the Company’s Certificate of Incorporation consistent with above, or the Company’s bylaws to dissent from the action adopted as set forth herein.

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Beneficial Ownership of OUR Common Stock

The following table sets forth certain information, as of June 3, 2013 with respect to holdings of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of common stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o CytoCore, Inc., 414 N. Orleans Street, Suite 510, Chicago, Illinois 60610.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)
Robert F. McCullough	167,690,706	(2)	66.90%

Augusto Ocana	9,090,836		3.63%

Mauro Scimia	5,959,750		2.38%

Xavier Carbonell	6,569,823		2.62%

John H. Abeles, M.D.	4,063,098	(3)	1.62%

Richard A. Domanik, Ph.D.	172,272	(4)	*

Alexander M. Milley	4,652,950	(5)	1.86%

All officers and directors as a group (7 persons)	198,199,435		79.07%

____________________________

* less than one percent

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of June 3, 2013 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 250,665,878 shares of common stock outstanding as of the close of business on June 3, 2013.

(2)	Includes an aggregate 166,205 shares owned by various trusts of which Mr. McCullough is trustee as follows: MJM Educational Trust (15,000) shares, PFM Educational Trust (15,000 shares), CDM Educational Trust (15,000) shares and the MPC Trust (121,205 shares).

(3)	Includes: (i) 213,098 shares owned by Northlea Partners, Ltd., of which Dr. Abeles is General Partner; and (ii) 100,000 shares of common stock awarded in 2009 that have not yet been issued. Dr. Abeles disclaims beneficial ownership of all shares owned by, or issuable to, Northlea Partners except shares attributable to his 1% interest in Northlea Partners as General Partner.

(4)	Includes 100,000 shares of common stock awarded in 2009 that have not yet been issued.

(5)	Includes: (i) 149,551 shares held by Azimuth Corporation, of which Mr. Milley is President and Chairman of the Board of Directors, 429,255 shares held by Cadmus Corporation, of which Mr. Milley is President and a director, 80,282 shares held by Milley Management, Inc., of which Mr. Milley is President, sole director and majority stockholder, and 23,710 shares held by Winchester National, Inc., of which Mr. Milley is a director and executive officer; and (ii) 100,000 shares of common stock awarded in 2009 that have not yet been issued. An aggregate of 402,890 shares of common stock held directly by Mr. Milley, Cadmus Corporation, Winchester National and Milley Management have been pledged to ELXSI Corp., of which Mr. Milley is President, Chief Executive Officer and Chairman of the Board.

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Beneficial Ownership of OUR Common Stock

The following table sets forth certain information, as of June 3, 2013 with respect to holdings of our Series E Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of common stock outstanding as of such date, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each person is c/o CytoCore, Inc., 414 N. Orleans Street, Suite 510, Chicago, Illinois 60610.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class
Kevin F. Flynn June 1992 Non-Exempt Trust 120 South LaSalle Street Chicago, IL 60602	6,667	(3)	35.0%

Rolf Lagerquist 4522 CO Road 21 NE Elgin, MN 55932	2,000	(4)	10.5%

____________________________

* less than one percent

(1)	No executive officers or directors own any shares of Series E Convertible Preferred Stock.

(2)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned, including shares that may be acquired by such person or group within 60 days of June 3, 2013 upon the exercise of stock options, warrants or other purchase rights, but not the exercise of options, warrants or other purchase rights held by any other person. There were 19,022 shares of Series E Convertible Preferred Stock outstanding as of the close of business on June 3, 2013.

(3)	Converts into 38,828 shares of common stock, including shares issuable upon payment of cumulative dividends.

(4)	Converts into 11,648 shares of common stock, including shares issuable upon payment of cumulative dividends.

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Change In Control Transaction in Last Fiscal Year.

On May 20, 2013, we entered into a letter agreement (the “Conversion Agreement”) with Robert McCullough, Jr., our chief executive officer, pursuant to which all parties agreed to convert the $3.25 million payable by us to Mr. McCullough (the “Advance”) into shares of our Common Stock. Under the Conversion Agreement, we agreed to issue to Mr. McCullough 162,500,000 shares of our Common Stock in exchange for the cancellation of the Advance. Prior to the issuance, Mr. McCullough beneficially owned 5,190,706 shares of Common Stock, constituting 7.1% of our issued and outstanding shares of Common Stock. After the issuance, Mr. McCullough beneficially owned 167,690,706 shares of our Common Stock, which constitutes 65.70% of our issued and outstanding shares of Common Stock. Mr. McCullough intends to remain a member of our board of directors and to continue serving as our chief executive officer for the foreseeable future.

HOUSEHOLDING

Under SEC rules, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at 414 N. Orleans Street, Suite 510, Chicago, Illinois 60654 or (312) 222-9550.

REQUESTS FOR CERTAIN DOCUMENTS

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for information on the public reference room. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including us) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.

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We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this Information Statement.

/s/ Robert McCullough, Jr.
Robert McCullough, Jr.
Chief Executive Officer

[_______], 2013

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Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

CYTOCORE, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

CytoCore, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

1.            The Board of Directors of the Corporation (the “Board”), acting by Unanimous Written Consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”) adopted a resolution authorizing the Corporation to effect a 10 to 1 reverse split of the common stock, $.001 par value per share (the “Common Stock”), whereby every ten (10) issued and outstanding shares of the Corporation’s Common Stock (including each share of treasury stock) shall automatically and without any action on the part of the holder thereof be combined into one (1) fully paid and nonassessable share of Common Stock of the Corporation and to file this Certificate of Amendment:

The following paragraphs shall be inserted at the end of Article FOURTH:

“Effective at 5:00 p.m. (Eastern Time) on the date of filing with the Secretary of State of the State of Delaware (such time, on such date, the “Effective Time”) of this Certificate of Amendment pursuant to the Delaware General Corporation Law, each ten (10) shares of the Corporation’s common stock, $0.001 par value per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined, converted and changed into one (1) fully paid and non-assessable share of common stock, $0.001 par value per share (the “New Common Stock”), subject to the treatment of fractional share interests as described below. The conversion of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time.

From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Certificate of Amendment, subject to the treatment of fractional share interests. There shall be no fractional shares issued, and in lieu thereof, the Corporation will round up to the nearest whole share.”

2.            That in lieu of a meeting and vote of stockholders, the holders of a majority in interest of record of the issued and outstanding shares of Common Stock have given written consent to said amendment in accordance with the provisions of Section 228 of the DGCL.

3.            That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, CytoCore, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this ____ day of ________, 2013.

CYTOCORE, INC.

By:
Name:
Title:

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